Table of Contents

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-222548

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION, DATED FEBRUARY , 2018

(to Prospectus dated January 25, 2018)

           Shares

Common Stock

Avid Bioservices, Inc.

Common stock

Avid Bioservices, Inc. is offering            shares of its common stock. Our common stock is listed on The NASDAQ Capital Market under the symbol “CDMO.” The last reported sale price of our common stock on The NASDAQ Capital Market on February 13, 2018 was $3.22 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Avid Bioservices, Inc.	$	$

___________________

(1) We have agreed to reimburse the underwriters for certain expenses. See the section of this prospectus supplement entitled “Underwriting.”

We have granted the underwriters a 30-day option to purchase up to an additional            shares of common stock from us at the public offering price less the underwriting discounts and commissions.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about          , 2018.

Wells Fargo Securities

Prospectus Supplement dated                    , 2018.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated January 25, 2018 (included in our registration statement on Form S-3 (File No. 333-222548)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, contained in the accompanying prospectus or incorporated herein or therein by reference. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our shares of common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

The industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

S-1

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus supplement or to conform them to actual results, new information, future events or otherwise.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. References to “we,” “us,” and “our” mean Avid Bioservices, Inc. and its consolidated subsidiaries unless the context otherwise indicates. In this regard, references to “we,” “us,” and “our” in the context of rights or obligations under any contract or agreement mean Avid Bioservices, Inc. only and not its consolidated subsidiaries.

Business Overview

We are a dedicated contract development and manufacturing organization, or CDMO, that provides a comprehensive range of services from process development to Current Good Manufacturing Practices, or cGMP, commercial manufacturing focused on biopharmaceutical products derived from mammalian cell culture. With 25 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, our services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. We also provide a variety of process development services, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization.

We have experience in performing process development and manufacturing of biologics since 1993 in our Franklin biomanufacturing facility, or Franklin Facility, located at our headquarters in Tustin, California. In March 2016, we expanded our manufacturing capacity through the launch of our Myford biomanufacturing facility, or Myford Facility, which more than doubled our manufacturing capacity. The 42,000 square foot facility, which is our second biomanufacturing facility, includes multiple single-use bioreactors up to the 2,000-liter manufacturing scale. The Myford Facility was designed to accommodate a fully disposable biomanufacturing process for products in clinical development to commercial. The Myford Facility is located adjacent to our Franklin Facility.

Business Transition

In the fall of 2017, we announced our intent to cease our research and development activities and to transition our business to a dedicated CDMO. As part of our transition efforts, we have completed the following initiatives:

•	In August 2017, we instituted a number of strategic actions, including the elimination of our research and development workforce, designed to reduce costs and better position ourselves to achieve overall profitability;

•	In September 2017, we named Roger J. Lias, Ph.D., who has more than 20 years of management experience in the biologics CDMO industry, as the president of our contract manufacturing subsidiary. Dr. Lias was thereafter appointed our President and Chief Executive Officer in December 2017 as we transitioned to a dedicated CDMO;

•	In October and November 2017, we appointed a total of six new independent members to our board of directors, each of whom has relevant CDMO industry experience;

•	In November 2017, we named Tracy Kinjerski as our Vice President of Business Operations, who will focus on executing new business development initiatives with the objective of growing our commercial customer base; and

•	On January 5, 2018, we formally changed our corporate name to Avid Bioservices, Inc. and adopted the new ticker symbol “CDMO” on The NASDAQ Capital Market to align with the new end-market focus and strategic positioning of our business.

As we continue to execute our transition strategy, we have established the following strategic objectives:

•	Continue to invest in manufacturing facilities and infrastructure to maximize our facility utilization and support our clients’ clinical and commercial development and manufacturing requirements;

•	Broaden our sales force by hiring sales representatives to execute our business development initiatives in key markets; and

•	Expand existing customer relationships and diversify our customer base by securing additional customers to support our future revenue growth beyond fiscal year 2018.

S-3

On February 12, 2018, we entered into an Asset Assignment and Purchase Agreement, or Purchase Agreement, with a third-party oncology therapeutics company, or the Buyer, pursuant to which we sold to the Buyer the majority of our research and development assets, which included the assignment of certain exclusive licenses related to our former phosphatidylserine (PS)-targeting program, as well as certain other licenses and assets useful and/or necessary for the potential commercialization of our development-stage immunotherapy product, bavituximab.

Pursuant to the Purchase Agreement, we will receive an aggregate of $8 million from the Buyer, payable in three installments over a period of approximately six and one-half months following the date of the Purchase Agreement, the first of which will be paid by March 14, 2018. We will also be eligible to receive up to an additional $95 million in the event that the Buyer achieves certain development, regulatory and commercialization milestones with respect to bavituximab. In addition, we will be eligible to receive royalties on net sales that are upward tiering into the mid-teens in the event that the Buyer commercializes and sells products utilizing bavituximab or the other transferred assets. The Buyer will be responsible for all future research, development and commercialization of bavituximab, including all related intellectual property costs and all other future liabilities and obligations arising out of the ownership of the transferred assets. As part of the transaction, we and the Buyer agreed to diligently work in good faith to negotiate and enter into, within 90 days after the date of the Purchase Agreement, an agreement for us to provide future contract development and manufacturing activities to the Buyer in support of bavituximab.

Our Market Opportunity

Pharmaceutical and Biotechnology Market Growth and Increasing Role of Biologics

The pharmaceutical and biotechnology industries have experienced significant growth in recent years, and this trend is expected to continue. In 2012, global research and development spending in the pharmaceutical and biotechnology industries was approximately $136 billion and $27 billion, respectively. By 2020, these amounts are projected to continue to increase to $171 billion and $47 billion, respectively. Global biotechnology drug sales increased from $111 billion in 2011 to $201 billion in 2016, and are expected to increase to $326 billion in 2022. Biologics, especially those derived from mammalian cell cultures, are expected to play a key role in this continuing trend. For example:

•	Biologics represent one-third of the late-stage drug pipeline with the U.S. Food and Drug Administration, or FDA, and the development-to-approval success rate of biologics is approximately three times higher than that of small molecule drugs.

•	By 2020, the biosimilar drug market is expected to increase to approximately $30 billion, and biologics are projected to comprise 52% of the top 100 drug sales.

○	The North American biologics market currently comprises approximately 40% of the global biologics market.

•	Mammalian cell culture-based manufacturing has become the more prominent technology used to manufacture biopharmaceutical products due to the rise of monoclonal antibodies.

○	Historically, approximately 70% of products for which biologics license applications have been submitted are based on mammalian cell culture technology, as compared to microbial fermentation technology. This amount has increased to 82% since 2003 and 90% since 2013.

○	In 2015 and 2016, biologics based on mammalian cell culture technology represented 86% and 87%, respectively, of sales of products for which biologics license applications were submitted, as compared to microbial fermentation technology, and this amount is expected to increase to 92% by 2020.

S-4

CDMO Market Growth, Focus on Outsourcing in Pharmaceutical and Biotechnology Industries, and Demand for Mammalian Biologics Manufacturing

The global CDMO market has experienced substantial growth over the last few years and has evolved into a significant part of the pharmaceutical landscape. Due to the cost pressures from declining reimbursement rates and increased competition, pharmaceutical companies have begun to avoid investing in non-core competencies while re-thinking fixed cost structures. Additionally, the following factors have also contributed to a shift from in-house product development and manufacturing to the outsourcing of such processes:

•	Increased drug development costs over the last decade have resulted in diminished profits for certain pharmaceutical companies, which has led certain companies to focus increasingly on core competencies, reduce fixed costs and outsource non-core competencies such as development and manufacturing.

•	Additional pressure from shortening drug lifecycles and approaching “patent cliffs” for a number of highly profitable drugs has encouraged certain pharmaceutical companies to decrease costs and improve on time-to-market by employing the specialized services of CDMOs, which can often operate more efficiently and at a lower cost than a pharmaceutical company would incur by hiring personnel and building the required infrastructure in-house.

•	The increasing complexity of drugs and biologics, in particular, has led to increased inspections and more stringent regulatory requirements administered by FDA. The stringent certification and validation processes imposed by the FDA require considerable investment and focus by the industry during both the development and manufacturing phases of the drug life cycle, which presents an opportunity for CDMOs with strong regulatory track records of compliance and validation.

•	While many of the largest pharmaceutical companies are vertically integrated or possess in-house development and manufacturing capabilities, emerging and mid-sized pharmaceutical companies often need to outsource these processes, as the time and capital required to develop and manufacture a product can be prohibitive for such companies.

The CDMO market has directly benefited from these industry trends, which has resulted in overall market growth and increased industry opportunities for CDMOs. For example:

•	The biologics CDMO market grew from $4.3 billion in 2015 to $5.4 billion in 2017, and is expected to continue to grow to $8 billion in 2020.

•	Due to the increased prominence of mammalian cell culture-based manufacturing technology, demand for mammalian biologics commercial manufacturing capacity is expected to rise from 2 million liters in 2016 to approximately 3.5 million liters in 2020.

○	Commercial manufacturing capacity for this technology is already scarce, as the biologics manufacturing industry is trending toward the utilization of smaller scale, single-use bioreactors.

○	The proliferation of precision medicine and targeted therapies requires smaller volume, single batch production. 50% to 70% of biologics in projected development are expected to require smaller scale bioreactors for commercial capacity.

○	However, the availability of facilities with these bioreactors is limited, and the lengthy process of constructing and properly validating these facilities requires significant expertise and capital investments, all of which function as significant barriers to entry into the CDMO market.

S-5

Our Competitive Strengths

We believe that we are well-positioned to address the market for outsourced development and manufacturing of biopharmaceuticals derived from mammalian biologics due to the following factors:

•	Expertise in Mammalian Biologics: We believe that recent consolidation in the CDMO industry has resulted in a limited number of nimble, independent CDMOs with mammalian biologics development and manufacturing capabilities. The mammalian cell culture production method is highly suitable for hosting complex molecules and we believe the benefits of the mammalian cell culture production method has played a significant role in accelerating the proliferation of biologics therapies. We believe we are well positioned in the industry given our expertise in mammalian biologics.

•	Broad Spectrum of Services to Support Customers from Early Stage Development to Commercial: We provide fully integrated and customized biomanufacturing services that support our clients from the early preclinical stage to commercial launch and supply. Pharmaceutical companies generally prefer to engage with CDMOs that are able to work with a product throughout its lifecycle and have long-standing track records of regulatory compliance and quality control. Our Process Sciences, cGMP Biomanufacturing, Project Management, Quality Systems and Quality Control are all supported by modern facilities to meet customer needs from concept to commercial supply. We further differentiate ourselves in the market as follows:

○	Customer-Centric Approach: We have an extensive track record of tailoring our development and manufacturing solutions to meet the specific demands of each of our customers.

○	Agile Manufacturing and Development: We strive to collaborate with our customers throughout the duration of their projects, enabling us to rapidly respond to evolving production requirements.

○	Cost-Effective Solutions: Our single-use bioreactors and widespread use of other disposable technologies throughout the manufacturing cycle reduce facility space and the cost of manufacturing materials, enabling us to deliver enhanced manufacturing efficiency at a lower cost for our customers.

•	Strong Regulatory Track Record: Historically, developing the expertise to comply with stringent regulatory audits and validation requirements has been a challenge for both pharmaceutical companies and CDMOs, and can serve as a significant barrier to entry for many CDMOs, as facilities can take years to construct and properly validate. Pharmaceutical companies place a premium on working with CDMOs that can ensure a high degree of regulatory compliance, which decreases execution risk. We have a strong regulatory track record consisting of a 15-year inspection history with no significant impact on our business. In addition, between 2005 and 2017, we completed six successful pre-approval inspections. We also completed four FDA inspections between 2013 to the most recently completed inspection in 2018, none of which resulted in any Form 483 observations by the FDA. Further, we have successfully complied with audits from large pharmaceutical companies.

•	Modern and Optimized Infrastructure: As a result of the development of our Myford Facility (which we commissioned in 2016), we have positioned our business to capitalize on increasing demand in the biologics manufacturing industry for modular cleanroom space and single-use bioreactors. Increasingly efficient manufacturing techniques with improved fundamental cell line productivity have led to higher yields, which allow manufacturers to meet customer demand while using less manufacturing capacity. These developments have driven demand among pharmaceutical companies for facilities that can match bioreactor size to smaller volume production runs. With single-use bioreactors from 200 to 2,000 liters, our Myford Facility is designed to provide our customers with the desired efficiency and flexibility.

•	Significant Manufacturing Experience and Seasoned Management Team with a Proven Track Record: We have 25 years of experience producing monoclonal antibodies and recombinant proteins, over 12 years cGMP commercial manufacturing experience and over 10 years of experience with single-use technology. Our management team and board of directors have a deep understanding of the CDMO industry and have contributed their collective expertise to our transition to a dedicated CDMO.

•	Strong Financial Performance: Our CDMO business has experienced significant revenue growth over the last six years, increasing from gross revenue of $8.5 million in fiscal year 2011 to $57.6 million in fiscal year 2017.

S-6

Our Growth Strategy

We believe we have a significant opportunity to drive organic growth by leveraging our strengths, broadening our capabilities, increasing our capacity and improving our market visibility. Further, our transition to a dedicated CDMO has allowed us to re-allocate resources previously utilized for our research and development activities and focus on the growth of our CDMO business.

We have taken and continue to take steps to diversify and expand our customer base and have developed marketing and sales strategies designed to drive new client acquisitions, while also continuing to leverage our existing relationships to pursue additional collaborations with our existing customers. We also continue to expand our process development capabilities in order to make our operations more attractive to emerging, mid-sized and large pharmaceutical companies. In addition, we plan to remodel our Franklin Facility to enhance material and personnel flows, which we believe will make this space more attractive to future potential customers. We also leased an additional 42,000 square feet of vacant warehouse space within the same building as our existing Myford Facility and intend to utilize such space to continue to focus on horizontal scaling by expanding our manufacturing capacity to house up to six additional 2,000-liter bioreactors. We believe the enhancement of our existing facilities will attract new business opportunities, accelerate our growth and support operations generating revenue potentially to up to $200 million.

Our Facilities

We have been developing and manufacturing biologics since 1993 in our 12,000-square-foot Franklin Facility, located at our headquarters in Tustin, California. Our Franklin Facility includes stainless steel bioreactors (100-liter to 1,000-liter) and single-use bioreactors (200-liter to 1,000-liter), water-for-injection, an autoclave and depyrogenation oven, material storage (including a walk-in cold room) and cell bank cryofreezers.

In March 2016, we formally commissioned our Myford Facility, which more than doubled our manufacturing capacity. The 42,000-square-foot facility, which is our second manufacturing facility, is designed to utilize single-use equipment up to the 2,000-liter manufacturing scale to accommodate a fully disposable biomanufacturing process for products in clinical development to commercial supply. Our Myford Facility includes single-use bioreactors (200-liter to 2,000-liter), quality control labs for environmental and analytical testing, warehousing and material storage (including two walk-in cold rooms) and cell bank cyrofreezers. Our Myford Facility is located adjacent to our headquarters in Tustin, California.

In February 2017, we leased an additional 42,000 square feet of vacant warehouse space within the same building as our existing Myford Facility. The proximity of this space to our Myford Facility will allow us to utilize existing manufacturing infrastructure that we believe should enhance our manufacturing efficiencies and reduce the overall cost and timeframe to construct a third biomanufacturing facility. This space should accommodate a facility designed with up to six additional 2,000-liter bioreactors. We currently do not expect to commence construction of the new facility until our manufacturing capacity at our existing facilities is close to full utilization.

Our Capabilities

We provide a wide range of development and manufacturing services that span the product lifecycle from discovery and preclinical stages to commercialization and are continuously monitoring our processes in order to increase efficiency. We provide a wide range of development and scale-up services for our clients, including cell line development and selection of clones, upstream and downstream process development, regulatory support including investigational new drug application-ready chemistry, manufacturing, and control, or CMC, submission package and assay development and testing. We also provide a wide range of cGMP clinical and commercial biomanufacturing services, including characterization assay development, regulatory support, comparability studies, second source supply, process characterization, analytical method validation, supporting the final biologics license application CMC package and commercial launch for global markets.

S-7

We differentiate our capabilities through several key criteria: (i) we employ a customer-centric approach and collaborate with our clients to tailor customized development and manufacturing services; (ii) our agile manufacturing and development capabilities allow for rapid responses to shift production requirements, leading to strong client satisfaction and retention; and (iii) our usage of single-use bioreactors contributes to enhanced manufacturing efficiency for our customers.

We have a strong and proven regulatory track record, including 15 years of inspection history with no significant impact to our business. To date, we have been audited and qualified by large and small and domestic and foreign biotechnology companies interested in the production of biologic material for clinical and commercial use. Additionally, we have been audited by several regulatory agencies, including the FDA, the European Medicines Agency, or EMA, the Brazilian Health Surveillance Agency (ANVISA), the Canadian Health Authority, or Health Canada, the California Department of Health and the Australian Department of Health.

Our Customers

Our contract manufacturing revenue has historically been derived from a small customer base. For the fiscal year ended April 30, 2017, approximately 98% of contract manufacturing revenue was generated from three customers. For the fiscal years ended April 30, 2016 and 2015, approximately 95% and 91%, respectively, of contract manufacturing revenue was generated from two customers. In addition, typically we have not entered into long-term commitments with these third-party customers because their need for product supply depends on a variety of factors, including the products stage of development, the timing of regulatory filings and approvals, the product needs of their collaborators, if applicable, their financial resources and the market demand with respect to commercial products. Our largest customer, Halozyme Therapeutics, Inc., or Halozyme, has utilized our facilities and services since 2004.

Our Competition

The CDMO and pharmaceutical and biotechnology industries are intensely competitive. Our competition in the CDMO market includes full-service contract manufacturers and large pharmaceutical companies offering third-party manufacturing services to fill their excess capacity. Additionally, certain large pharmaceutical companies have been seeking to divest portions of their manufacturing capacity, and any such divested businesses may compete with us in the future.

Manufacturing and Raw Materials

We manufacture cGMP pharmaceutical-grade products for our customers. Our manufacturing process generally uses commercially available raw materials from multiple suppliers, and in some instances, from a sole source supplier. We currently do not have long-term supply contracts with these suppliers, and accordingly, we may experience delays in receiving raw materials to support the manufacturing of these cGMP pharmaceutical-grade products. However, to date, we have not experienced any significant difficulty in obtaining the raw materials required for our projects.

Company Information

We were originally incorporated in the State of California in June 1981 and reincorporated in the State of Delaware on September 25, 1996. Effective January 5, 2018, we changed our name from Peregrine Pharmaceuticals, Inc. to Avid Bioservices, Inc. Our principal executive offices are located at 2642 Michelle Drive, Suite 200, Tustin, California 92780 and our telephone number is 714-508-6100. Our internet website address is www.avidbio.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to our securities.

S-8

THE OFFERING

Shares of common stock to be offered	shares of common stock

Option to purchase shares of common stock	We have granted the underwriters an option to purchase up to an additional shares of common stock at the public offering price less the underwriting discounts and commissions, which option may be exercised at any time in whole, or from time to time in part, on or before the 30th day following the date of this prospectus supplement.

Offering price	$

Shares of common stock to be outstanding immediately after this offering (both before and after giving effect to the underwriters’ option)	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full)

Use of proceeds	The net proceeds from this offering are expected to be approximately $ million (or $ million if the underwriters exercise in full their option to purchase additional shares) after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering for the expansion of our contract manufacturing business and general corporate purposes. See “Use of Proceeds” on page S-20.

NASDAQ trading symbol for the common stock	“CDMO”

Risk factors	See “Risk Factors” beginning S-10 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should consider carefully before investing in our common stock.

Unless we indicate otherwise, all information in this prospectus supplement is based on 45,172,632 shares of common stock issued and outstanding as of October 31, 2017 and excludes as of that date:

•	warrants to purchase 39,040 shares of common stock at an exercise price of $17.29 per share;

•	5,586,096 shares of common stock reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans;

•	1,303,770 shares of common stock reserved for and available for issuance under our 2010 Employee Stock Purchase Plan, or ESPP;

•	6,826,435 shares of common stock issuable upon conversion of our outstanding 10.50% Series E Convertible Preferred Stock, or Series E Preferred Stock(1).

(1)	The Series E Preferred Stock is convertible into a number of shares of our common stock determined by dividing the liquidation preference of $25.00 per share by the conversion price, currently $21.00 per share. If all of our outstanding Series E Preferred Stock were converted at the $21.00 per share conversion price, the holders of our Series E Preferred Stock would receive an aggregate of 1,961,619 shares of our common stock. However, we have reserved the maximum number of shares of our common stock that could be issued upon a change of control event assuming our shares of common stock are acquired for consideration of $5.985 per share or less. In this scenario, each outstanding share of our Series E Preferred Stock could be converted into 4.18 shares of our common stock, representing the Share Cap.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

S-9

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our shares of common stock, you should carefully consider the risks and uncertainties described below and discussed under the section entitled “Risk Factors” on page 3 of the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as amended, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which is on file with the Securities and Exchange Commission, or SEC, and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe are not material, also may become important factors that affect us and impair our business operations. The occurrence of any of the events or developments discussed in the risk factors below could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and in such case, our future prospects would likely be materially and adversely affected. This could cause the trading price of our shares of common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

You will experience immediate and substantial dilution in the book value per share of the shares of common stock you purchase and may experience further dilution in the future.

The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. Furthermore, we expect that we will seek to raise additional capital from time to time in the future. Such financings may involve the issuance of equity and/or securities convertible into or exercisable or exchangeable for our equity securities. We also expect to continue to utilize equity-based compensation. To the extent the warrants and options are exercised or we issue common stock, preferred stock, or securities such as warrants that are convertible into, exercisable or exchangeable for, our common stock or preferred stock in the future, you may experience further dilution.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds” below, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The failure of our management team to apply these funds effectively could harm our business. Moreover, of the number and variability of factors that will determine our use of the net proceeds from this offering, we may ultimately use the net proceeds for purposes that are not contemplated at the time of the offering. All of these potential uses of proceeds involve risks and may not improve the performance or prospects of our business or the business or prospects of our subsidiaries, and may not increase the market value of our shares of common stock.

Risks Related to Our Business

Because a significant portion of our contract manufacturing revenue comes from a limited number of customers, any decrease in sales to these customers could harm our business, results of operations and financial condition.

Our contract manufacturing revenue has historically been derived from a small customer base. For the fiscal year ended April 30, 2017, our top three customers accounted for approximately 98% of our revenues and for the fiscal years ended April 30, 2016 and 2015, approximately 95% and 91%, respectively, of contract manufacturing revenue was generated from two customers. In addition, we typically have not entered into long-term commitments with these third-party customers because their need for product supply depends on a variety of factors, including the product’s stage of development, the timing of regulatory filings and approvals, the product needs of their collaborators, if applicable, their financial resources and the market demand with respect to commercial products. The loss or a significant reduction of business from any of our major customers, including the cancellation or non-renewals of any contracts between us and such customers, could have a material adverse effect on our business, results of operations and financial condition.

S-10

If we cannot obtain additional funding, we may have to further restructure or cease our operations.

At October 31, 2017, we had $27,727,000 in cash and cash equivalents. We have expended substantial funds on our contract manufacturing business and, historically, on research and development of pharmaceutical product candidates. As a result, we have historically experienced losses and negative cash flows from operations since our inception and, although we have recently sold our research and development assets, we expect negative cash flows from operations to continue for the foreseeable future until we can generate sufficient revenue to achieve profitability. Therefore, unless and until we are able to generate sufficient revenue, we expect such losses to continue through the foreseeable future, and as a result, we must raise additional capital to fund our operations and to execute on our business plans beyond May 2018.

We may not be able raise additional capital on acceptable terms, if at all. Our ability to raise additional capital in the equity markets to fund our obligations in future periods is dependent on a number of factors, including, but not limited to, the market demand for our common stock. The market demand and liquidity of our common stock is subject to a number of risks and uncertainties, including but not limited to, negative economic conditions, adverse market conditions, and adverse financial results. In the event we raise additional capital through public or private equity offerings or offerings of securities convertible into our equity, the ownership interest of our existing stockholders will be diluted and the terms of any such securities may have a preference over our common stock. Further, any debt financing may also involve an equity component, such as warrants to purchase our capital stock, which could also result in additional dilution of our existing stockholders’ ownership. Additionally, if we raise additional capital through debt financing, we will have increased fixed payment obligations and may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt or making capital expenditures to meet specified financial ratios, and other operational restrictions, any of which could restrict our ability to operate as a business and may result in the imposition of liens on our assets. If we were to default on any such indebtedness, we could lose such assets. If we are unable to either raise sufficient capital in the equity markets or generate additional revenue, we may need to further restructure or cease our operations.

Our operating results will be adversely affected if we are unable to maximize our facility capacity utilization.

We have recently experienced idle manufacturing capacity due primarily to unexpected declines in commitments from existing customers, and we may continue to experience such idle manufacturing capacity unless commitments from these existing customers return to historical levels and/or we secure new customers. Our operating results are significantly influenced by our capacity utilization and, as such, if we are unable to utilize our facilities to capacity, our margins could be adversely affected, and our results of operations and financial condition will continue to be adversely affected. Further, while we continue to expand our manufacturing infrastructure, our sales volumes may be insufficient to ensure the economical operation of any such expanded capacity, in which case our results of operations could be adversely affected.

We have had significant losses, anticipate future losses and may never achieve profitability.

We have incurred net losses in most fiscal years since we began operations in 1981, including net losses of $28,159,000 and $55,652,000 for the fiscal years ended April 30, 2017 and 2016, respectively. As of October 31, 2017, we had an accumulated deficit of $551,145,000 . In addition, we expect negative cash flows from operations to continue for the foreseeable future until we can generate sufficient revenue to achieve profitability. If we fail to generate sufficient revenue from our operations, we may never achieve profitability and you could lose all or part of your investment.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and absent additional financing, we may be unable to remain a going concern.

In its report accompanying our audited consolidated financial statements for the fiscal year ended April 30, 2017, our independent registered public accounting firm included an explanatory paragraph stating that our recurring losses from operations and negative cash flows from operating activities raise substantial doubt as to our ability to continue as a going concern. Our financial statements do not include any adjustments that may be necessary in the event we are unable to continue as a going concern. We may need to significantly modify our operation plans in an effort to continue as a going concern. Absent sufficient additional capital, which we may be unable to raise on commercially reasonable terms or at all, we may be unable to remain a going concern.

S-11

We depend on spending and demand from our customers for our contract manufacturing and development services and any reduction in spending or demand could have a material adverse effect on our business.

The amount that our customers spend on the development and manufacturing of their products or product candidates, particularly the amount our customers choose to spend on outsourcing these services to us, substantially impacts our sales and profitability. The outcomes of our customers’ research, development and marketing also significantly influence the amount that our customers choose to spend on our services and offerings. Our customers determine the amounts that they will spend on our services based upon, among other things, the clinical and market success of their products, available resources, access to capital and their need to develop new products, which, in turn, depend upon a number of other factors, including their competitors’ research, development and product initiatives and the anticipated market for any new products, as well as clinical and reimbursement scenarios for specific products and therapeutic areas. Further, increasing consolidation in the pharmaceutical industry may impact such spending, particularly in the event that any of our customers choose to develop or acquire integrated manufacturing operations. Any reduction in customer spending on biologics development and related services as a result of these and other factors could have a material adverse effect on our business, results of operations and financial condition.

The consumers of the products we manufacture for our customers may significantly influence our business, results of operations and financial condition.

We depend on, and have no control over, consumer demand for the products we manufacture for our customers. Consumer demand for our customers’ products could be adversely affected by, among other things, delays in health regulatory approval, the inability of our customers to demonstrate the efficacy and safety of their products, the loss of patent and other intellectual property rights protection, the emergence of competing or alternative products, including generic drugs, the degree to which private and government payment subsidies for a particular product offset the cost to consumers and changes in the marketing strategies for such products. If the products we manufacture for our customers do not gain market acceptance, our revenues and profitability may be adversely affected.

We believe that continued changes to the healthcare industry, including ongoing healthcare reform, adverse changes in government or private funding of healthcare products and services, legislation or regulations governing the privacy of patient information or patient access to care, or the delivery, pricing or reimbursement of pharmaceuticals and healthcare services or mandated benefits, may cause healthcare industry participants to purchase fewer services from us or influence the price that others are willing to pay for our services. Changes in the healthcare industry’s pricing, selling, inventory, distribution or supply policies or practices could also significantly reduce our revenue and profitability.

If we are unable to maintain or increase production volumes of key products that we manufacture for our customers and related revenues our business, results of operations and financial condition will be adversely affected. Additionally, any changes in product mix due to market acceptance of our customers’ products may have a material adverse effect on our margins.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

Earlier in fiscal year 2018, we announced our intent to transition to a dedicated contract manufacturer and, in connection with such transition, pursue strategic options to license or divest our research and development assets, which we completed on February 12, 2018. As a result of this transition, during the three months ended October 31, 2017, we reduced our overall workforce by approximately 20%, including a reduction of our research and development personnel by approximately 50%, as part of a series of strategic actions to reduce costs and better position us to achieve profitability. As part of our transition to a dedicated contract manufacturer, however, we intend to continue to grow our business operations and increase the number of our employees to accommodate such growth, and may experience periods of rapid growth and expansion. This future growth could create a strain on our organizational, administrative and operational infrastructure, including manufacturing operations, quality control, technical support and other administration. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls.

As our commercial operations and sales volume grow, we will need to continue to increase our capacity for manufacturing, customer service, billing and general process improvements and expand our internal quality assurance program, among other things. We may also need to purchase additional equipment, some of which can take several months or more to procure, set up and validate, and increase our manufacturing, maintenance, software and computing capacity to meet increased demand. These increases in scale, expansion of personnel, purchase of equipment or process enhancements may not be successfully implemented.

S-12

Failure to comply with existing and future regulatory requirements could adversely affect our business, results of operations and financial condition.

We are required to comply with the regulatory requirements of various local, state, provincial, national and international regulatory bodies having jurisdiction in the countries or localities in which we manufacture products or in which our customers’ products are distributed. In particular, we are subject to laws and regulations concerning development, testing, manufacturing processes, equipment and facilities, including compliance with current good manufacturing practices, or cGMPs, import and export, and product registration and listing, among other things. As a result, most of our facilities are subject to regulation by the U.S. Food and Drug Administration, or FDA, as well as regulatory bodies of other jurisdictions such as the EMA and/or Health Canada, depending on the countries in which our customers market and sell the products we manufacture on their behalf. As we expand our operations and geographic scope, we may be exposed to more complex and new regulatory and administrative requirements and legal risks, any of which may require expertise in which we have little or no experience. It is possible that compliance with new regulatory requirements could impose significant compliance costs on us. Such costs could have a material adverse effect on our business, financial condition and results of operations.

These regulatory requirements impact many aspects of our operations, including manufacturing, developing, storage, distribution, import and export and record keeping related to customers’ products. Noncompliance with any applicable regulatory requirements can result in government refusal to approve (i) facilities for testing or manufacturing products or (ii) products for commercialization. The FDA and other regulatory agencies can delay, limit or deny approval for many reasons, including:

•	changes to the regulatory approval process, including new data requirements for product candidates in those jurisdictions, including the United States, in which our customers may be seeking approval;
•	that a customer’s product candidate may not be deemed to be safe or effective;
•	the ability of the regulatory agency to provide timely responses as a result of its resource constraints; and
•	that the manufacturing processes or facilities may not meet the applicable requirements.

In addition, if new legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, we may be required to obtain additional approvals or operate according to different manufacturing or operating standards. This may require a change in our development and manufacturing techniques or additional capital investments in our facilities. Any related costs may be significant. If we fail to comply with applicable regulatory requirements in the future, then we may be subject to warning letters and/or civil or criminal penalties and fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, restrictions on the import and export of our products, debarment, exclusion, disgorgement of profits, operating restrictions and criminal prosecution and the loss of contracts and resulting revenue losses. Inspections by regulatory authorities that identify any deficiencies could result in remedial actions, production stoppages or facility closure, which would disrupt the manufacturing process and supply of product to our customers. In addition, such failure to comply could expose us to contractual and product liability claims, including claims by customers for reimbursement for lost or damaged active pharmaceutical ingredients or recall or other corrective actions, the cost of which could be significant.

In addition, products we manufacture must undergo pre-clinical and clinical evaluations relating to product safety and efficacy before they are approved as commercial therapeutic products. The regulatory authorities having jurisdiction in the countries in which we or our customers intend to market their products may delay or put on hold clinical trials or delay approval of a product or determine that the product is not approvable. The FDA or other regulatory agencies can delay approval of a drug if our manufacturing facilities are not able to demonstrate compliance with cGMPs, pass other aspects of pre-approval inspections or properly scale up to produce commercial supplies. The FDA and comparable government authorities having jurisdiction in the countries in which we or our customers intend to market their products have the authority to withdraw product approval or suspend manufacture if there are significant problems with raw materials or supplies, quality control and assurance or the product we manufacture is adulterated or misbranded. If our manufacturing facilities and services are not in compliance with FDA and comparable government authorities, we may be unable to obtain or maintain the necessary approvals to continue manufacturing products for our customers, which would materially adversely affect our results of operations and financial condition.

The failure to receive or maintain regulatory approval for the manufacture of our customers’ product candidates could negatively impact our revenue and profitability.

Our manufacturing business materially depends upon our obtaining regulatory approval to manufacture our customers’ products. As such, any delay in, or failure to receive approval to manufacture any of our customers’ product candidates or the failure to maintain such regulatory approval to manufacture our customers’ products could negatively impact our revenue and profitability. If the FDA or a comparable foreign regulatory authority does not approve of our facilities for the manufacture of a customer product or if it withdraws such approval in the future, our customers may choose to identify alternative manufacturing facilities and/or relationships, which could significantly impact our ability to expand our manufacturing capacity and capabilities and achieve profitability.

S-13

Our manufacturing services are highly complex, and if we are unable to provide quality and timely services to our customers, our business could suffer.

The manufacturing services we offer are highly complex, due in part to strict regulatory requirements. A failure of our quality control systems in our facilities could cause problems to arise in connection with facility operations for a variety of reasons, including equipment malfunction, viral contamination, failure to follow specific manufacturing instructions, protocols and standard operating procedures, problems with raw materials or environmental factors. Such problems could affect production of a single manufacturing run or a series of runs, requiring the destruction of products, or could halt manufacturing operations altogether. In addition, our failure to meet required quality standards may result in our failure to timely deliver products to our customers, which in turn could damage our reputation for quality and service. Any such incident could, among other things, lead to increased costs, lost revenue, reimbursement to customers for lost drug substance, damage to and possibly termination of existing customer relationships, time and expense spent investigating the cause and, depending on the cause, similar losses with respect to other manufacturing runs. If problems are not discovered before our customer’s product is released to the market, we may be subject to regulatory actions, including product recalls, product seizures, injunctions to halt manufacture and distribution, restrictions on our operations, civil sanctions, including monetary sanctions, and criminal actions. In addition, such issues could subject us to litigation, the cost of which could be significant.

If we are unable to protect the confidentiality of our customers’ proprietary information, we may be subject to claims.

Many of the formulations used and processes developed by us in manufacturing our customers’ products are subject to trade secret protection, patents or other intellectual property protections owned or licensed by such customer. While we make significant efforts to protect our customers’ proprietary and confidential information, including requiring our employees to enter into agreements protecting such information, if any of our employees breaches the non-disclosure provisions in such agreements, or if our customers make claims that their proprietary information has been disclosed, our reputation may suffer damage and we may become subject to legal proceedings that could require us to incur significant expenses and divert our management’s time, attention and resources.

Our services and our customers’ products may infringe on or misappropriate the intellectual property rights of third parties.

Any claims that our services infringe the rights of third parties, including claims arising from any of our customer engagements, regardless of their merit or resolution, could be costly and may divert the efforts and attention of our management and technical personnel. We may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If such proceedings result in an adverse outcome, we could be required, among other things, to pay substantial damages, discontinue the use of the infringing technology, expend significant resources to develop non-infringing technology, license such technology from the third party claiming infringement (which license may not be available on commercially reasonable terms or at all) and/or cease the manufacture, use or sale of the infringing processes or offerings, any of which could have a material adverse effect on our business.

In addition, our customers’ products may be subject to claims of intellectual property infringement and such claims could materially affect our business if their products cease to be manufactured and they have to discontinue the use of the infringing technology which we may provide. Any of the foregoing could affect our ability to compete or could have a material adverse effect on our business, financial condition and results of operations.

If we do not enhance our existing or introduce new service offerings in a timely manner, our offerings may become obsolete or uncompetitive over time, customers may not buy our offerings and our revenue and profitability may decline.

Demand for our manufacturing services may change in ways that we may not anticipate due to evolving industry standards and customer needs that are increasingly sophisticated and varied, as well as the introduction by others of new offerings and technologies that provide alternatives to our offerings. In the event we are unable to offer or enhance our service offerings or expand our manufacturing infrastructure to accommodate requests from our customers and potential customers, our offerings may become obsolete or uncompetitive over time, in which case our revenue and operating results would suffer. For example, if we are unable to respond to changes in the nature or extent of the technological or other needs of our customers through enhancing our offerings, our competition may develop offerings that are more competitive than ours and we could find it more difficult to renew or expand existing agreements or obtain new agreements. Potential innovations intended to facilitate enhanced or new offerings generally will require a substantial capital investment before we can determine their commercial viability, and we may not have financial resources sufficient to fund all desired innovations. Even if we succeed in creating enhanced or new offerings, however, they may still fail to result in commercially successful offerings or may not produce revenue in excess of our costs of development, and they may be rendered obsolete by changing customer preferences or the introduction by our competitors of offerings embodying new technologies or features. Finally, the marketplace may not accept our innovations due to, among other things, existing patterns of clinical practice, the need for regulatory clearance and/or uncertainty over market access or government or third-party reimbursement.

S-14

We operate in a highly competitive market and competition may adversely affect our business.

We operate in a market that is highly competitive. Our competition in the contract manufacturing market includes full-service contract manufacturers and large pharmaceutical companies offering third-party manufacturing services to fill their excess capacity. We may also compete with the internal operations of those pharmaceutical companies that choose to source their product offerings internally. Additionally, several large pharmaceutical companies have recently sought to divest portions of their manufacturing capacity, and any such divested businesses may compete with us in the future. In addition, most of our competitors may have substantially greater financial, marketing, technical or other resources than we do. Moreover, additional competition may emerge, particularly in lower-cost jurisdictions such as India and China, which could, among other things, result in a decrease in the fees paid for our services, which may adversely affect our results of operations and financial condition.

We rely on third parties to supply most of the necessary raw materials and supplies for the products we manufacture on behalf of our customers and our inability to obtain such raw materials or supplies may adversely impact our business, results of operations and financial condition.

Our operations require various raw materials, including proprietary media, resins, buffers, filters, in addition to numerous additional raw materials supplied primarily by third parties. We or our customers specify the raw materials and other items required to manufacture their product and, in some cases, specify the suppliers from whom we must purchase these raw materials. In certain instances, the raw materials and other items can only be supplied by a limited number of suppliers or in limited quantities. If third-party suppliers do not supply raw materials or other items on a timely basis, it may cause a manufacturing run to be delayed or canceled which would adversely impact our results of operations and financial condition.

Furthermore, third-party suppliers may fail to provide us with raw materials and other items that meet the qualifications and specifications required by us or our customers. If third-party suppliers are not able to provide us with raw materials that meet our or our customers’ specifications on a timely basis, we may be unable to manufacture their product or it could prevent us from delivering products to our customers within required timeframes. Any such delay in delivering our products may create liability for us to our customers for breach of contract or cause us to experience order cancellations and loss of customers. In the event that we manufacture products with inferior quality components and raw materials, we may become subject to product liability claims caused by defective raw materials or components from a third-party supplier or from a customer, or our customer may be required to recall its products from the market.

If we use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages.

Our contract manufacturing operations involve, and our prior activities with respect to our recently sold research and development assets involved, the controlled use of hazardous materials and chemicals. We are subject to federal, state and local laws and regulations in the U.S. governing the use, manufacture, storage, handling and disposal of hazardous materials and chemicals. Although we believe that our procedures for using, handling, storing and disposing of these materials comply with legally prescribed standards, we may incur significant additional costs to comply with applicable laws in the future. Also, even if we are in compliance with applicable laws, we cannot completely eliminate the risk of contamination or injury resulting from hazardous materials or chemicals. As a result of any such contamination or injury, we may incur liability or local, city, state or federal authorities may curtail the use of these materials and interrupt our business operations. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair our contract manufacturing operations, which could materially harm our business, financial condition and results of operations.

We are subject to product liability claims.

Our contract manufacturing services expose us to an inherent risk of liability, as the antibodies or other substances we manufacture, at the request and to the specifications of our customers, could possibly cause adverse effects or have product defects. We obtain agreements from our customers indemnifying and defending us from any potential liability arising from such risk. However, these indemnification agreements may not adequately protect us against potential claims relating to such contract manufacturing services or protect us from being named in a possible lawsuit. Although we have procured insurance coverage, we may not be able to maintain our existing coverage or obtain additional coverage on commercially reasonable terms, or at all, or such insurance may not provide adequate coverage against all potential claims to which we might be exposed. Additionally, any lawsuits in which we may be named could be costly to defend and could result in significant liabilities, adverse publicity and diversion of our management’s time, attention and resources. A partially successful or completely uninsured claim against us could materially harm our business, financial condition and results of operations.

S-15

Business disruptions could seriously harm our future revenues and financial condition and increase our costs and expenses.

Our operations could be subject to earthquakes, power shortages and surges, telecommunications failures, water shortages, floods, fires, extreme weather conditions, medical epidemics and other natural or manmade disasters or business interruptions, for which we have limited insurance or are predominantly self-insured. The occurrence of any of these business disruptions could seriously harm our manufacturing operations and financial condition and increase our costs and expenses. Our ability to obtain raw materials, components and supplies for the manufacture, as well as the services of outside testing laboratories, of our third party customers’ products, for which we act as a contract manufacturer, could be disrupted, if the operations of these suppliers and/or labs is affected by a man-made or natural disaster or other business interruption. Our corporate headquarters and manufacturing facilities are located in California near major earthquake faults. The ultimate impact on us, our significant suppliers and our general infrastructure of being located near major earthquake faults and being consolidated in certain geographical areas is unknown, but our operations and financial condition could suffer, or cease entirely, in the event of a major earthquake or other natural disaster.

If we lose qualified management, including manufacturing or scientific personnel or are unable to attract and retain such personnel, we may be unable to successfully develop or manufacture our products or our customers’ products.

Our success is dependent, in part, upon a limited number of key executive officers, each of whom is an at-will employee. For example, because of his extensive understanding of our contract manufacturing operations and technologies, the loss of Roger J. Lias, Ph.D, our President and Chief Executive Officer, would adversely affect our contract manufacturing operations during the six- to twelve-month period that we estimate it would take to find a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled manufacturing, process development and research and development personnel. We face intense competition in our recruiting activities, including competition from larger companies with greater resources. The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

U.S. federal income tax reform could adversely affect us and our stockholders.

The Tax Cuts and Jobs Act, or TCJA, significantly reforms the Internal Revenue Code of 1986, as amended, or the Code. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, allows for the expensing of capital expenditures, effectuates the migration from a “worldwide” system of taxation to a territorial system and modifies or repeals many business deductions and credits. We continue to examine the impact the TCJA may have on our business. While we continue to evaluate the effect of the TCJA on our business, including our projection of minimal cash taxes and our net operating losses, the impact of such tax reform on holders of our common stock is uncertain and may be adverse. This prospectus supplement does not discuss any such tax legislation or the manner in which it might affect purchasers of our common stock. We urge our stockholders, including investors in common stock in this offering, to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences of investing in our common stock.

We have federal and state net operating loss, or NOL, carry forwards which, if we were to become profitable, could be used to offset/defer federal and state income taxes. Our ability to use such carry forwards to offset future taxable income, however, may be subject to certain limitations.

As of April 30, 2017, we had federal and state NOL carry forwards of approximately $392 million and $264 million, respectively, expiring from 2018 to 2037. These NOL carry forwards could potentially be used to offset certain future federal and state income tax liabilities. However, utilization of NOL carry forwards may be subject to a substantial annual limitation pursuant to Section 382 of the Code, as well as similar state provisions due to ownership changes that have occurred previously or that could occur in the future. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain stockholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. We performed a detailed analysis of our NOL carry forwards through April 30, 2017 and it was determined that no change in ownership had occurred. However, ownership changes occurring subsequent to April 30, 2017 may impact the utilization of our NOL carry forwards and other tax attributes. Any limitation on our ability to use our NOL carry forwards may result in expiration of a portion of the carry forwards before utilization. If we were not able to utilize our carry forwards, we would be required to use our cash resources to pay taxes that would otherwise have been offset, which would thereby reduce our liquidity.

S-16

We have become increasingly dependent on information technology and any breakdown, interruption or breach of our information technology systems could subject us to liability or interrupt the operation of our business, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

We are increasingly dependent upon sophisticated information technology systems and infrastructure in connection with the conduct of our business. We must constantly update our information technology infrastructure and our various current information technology systems throughout the organization may not continue to meet our current and future business needs. Furthermore, modification, upgrade or replacement of such systems may be costly. In addition, due to the size and complexity of these systems, any breakdown, interruption, corruption or unauthorized access to or cyber-attack on these systems could create system disruptions, shutdowns or unauthorized disclosure of confidential information, including our customers’ confidential information. While we attempt to take appropriate security and cyber-security measures to protect our and our customers’ data and information technology systems and to prevent such breakdowns and unauthorized breaches and cyber-attacks, these measures may not be successful and these breakdowns and breaches in, or attacks on, our systems and data may not be prevented. Such breakdowns, breaches or attacks may cause business interruption and could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our common shares to decline, and we may suffer financial damage or other loss, including fines or criminal penalties because of lost or misappropriated information, and potential losses associated with any liabilities we may incur as to our customers upon such a breach.

We may face additional liabilities associated with our prior research and development activities.

We recently sold our research and development assets, including our development-stage immunotherapy product, bavituximab. As a result, we are no longer pursuing our prior research and development activities, including the clinical development associated therewith. We may still face unknown liabilities associated with these prior activities. For example, in the course of our prior development of our product candidate, bavituximab, we contracted with third parties to conduct a series of clinical trials and although we maintain product liability insurance for clinical studies in the amount of $10,000,000 per occurrence or $10,000,000 in the aggregate on a claims-made basis, as well as country-specific coverage where required for clinical sites located in foreign countries, our coverage may not be adequate in the event we face a product liability claim due to an adverse effect resulting from any of such trials. Any liabilities arising from our prior research and development activities that are not covered by our insurance coverage could negatively impact our financial position and results of operations.

Risks Related to the Ownership of Our Common Stock

A significant number of shares of our common stock are issuable pursuant to outstanding options and convertible securities, and we expect to issue additional shares of common stock in the future. Sales or conversions of these shares will dilute the interests of other security holders and may depress the price of our common stock.

As of October 31, 2017, we had outstanding 45,172,632 shares of common stock, 5,586,096 shares of common stock reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans and outstanding warrants to purchase up to 39,040 shares of common stock. Additionally, as of October 31, 2017, there were 1,303,770 shares of common stock reserved for and available for issuance under our ESPP and up to 6,826,435 shares of common stock issuable upon conversion of our outstanding Series E Preferred Stock. The issuance of additional shares of common stock upon the exercise or conversion, as applicable, of any of the foregoing securities, or the perception that such issuances may occur, would have a dilutive impact on other stockholders and could have a material negative effect on the market price of our common stock.

Our highly volatile stock price may adversely affect the liquidity of our common stock.

The market price of our common stock and the market prices of securities of companies in the biotechnology sector have generally been highly volatile and are likely to continue to be highly volatile. For instance, the market price of our common stock has ranged from $1.97 to $14.00 per share over the last three fiscal years ended April 30, 2017 (as adjusted to reflect the 1-for-7 reverse stock split of our issued and outstanding common stock that took effect on July 10, 2017).

S-17

In addition, the market price of our common stock may be significantly impacted by many factors, including, but not limited to:

•	our loss of a significant customer;
•	uncertainties about our ability to continue to fund our operations beyond the next twelve months;
•	significant changes in our financial results or that of our competitors, including our ability to continue as a going concern;
•	our ability to meet revenue projections;
•	the offering and sale of shares of our common stock, either sold at market prices or at a discount under an equity transaction;
•	significant changes in our capital structure;
•	published reports by securities analysts;
•	announcements of partnering transactions, licensing agreements, joint ventures, strategic alliances, and any other transaction that involves the development, sale or use of our technologies or competitive technologies;
•	regulatory developments, including possible delays, and product safety concerns;
•	outcomes of significant litigation, disputes and other legal or regulatory proceedings;
•	general stock trends in the biotechnology and pharmaceutical industry sectors;
•	public concerns as to the safety and effectiveness of the products we manufacture;
•	economic trends and other external factors, including but not limited to, interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters; and
•	healthcare reimbursement reform and cost-containment measures implemented by government agencies.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

We do not intend to pay dividends on our common stock for the foreseeable future, so you may not receive any return on your investment unless you sell your common stock for a net price greater than the purchase price.

We have never declared or paid cash dividends on our common stock and intend to employ all available funds for the development of our business. Accordingly, we do not intend to pay any cash dividends on shares of our common stock in the foreseeable future. Further, the terms of our Series E Preferred Stock restrict us from declaring and paying any dividends on our common stock unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it, taking into account any applicable commission or other costs of acquisition or sale.

If securities or industry analysts do not publish research reports about us, or if they issue adverse opinions about our business, our stock price and trading volume could decline.

The research and reports that industry or securities analysts publish about us or our business will influence the market for our common stock. If one or more analysts who cover us issues an adverse opinion about us, our stock price would likely decline. If one or more of these analysts ceases research coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Further, if we fail to meet the market expectations of analysts who follow our stock, our stock price likely would decline.

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Our governance documents and state law provide certain anti-takeover measures which will discourage a third party from seeking to acquire us unless approved by our board of directors.

We have a rights plan that is designed to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our board of directors. Under the plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquirer of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquirer, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquirer. In addition, our certificate of incorporation and by-laws contain certain additional anti-takeover protective devices. For example,

•	no stockholder action may be taken without a meeting, without prior notice and without a vote; solicitations by consent are thus prohibited;
•	special meetings of stockholders may be called only by our board of directors; and
•	our board of directors has the authority, without further action by the stockholders, to fix the rights and preferences, and issue shares, of preferred stock. An issuance of preferred stock with dividend and liquidation rights senior to the common stock and convertible into a large number of shares of common stock could prevent a potential acquirer from gaining effective economic or voting control.

Further, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date the stockholder becomes a 15% stockholder.

Although we believe these provisions and our rights plan collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

Our bylaws, as amended, provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws, as amended, provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of a fiduciary duty owed by any of our directors, officers, or other employees to us, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our bylaws, any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

We may be subject to various litigation claims and legal proceedings.

We, as well as certain of our directors and officers, may be subject to claims or lawsuits during the ordinary course of business. Regardless of the outcome, these lawsuits may result in significant legal fees and expenses and could divert management’s time and other resources. If the claims contained in these lawsuits are successfully asserted against us, we could be liable for damages and be required to alter or cease certain of our business practices. Any of these outcomes could cause our business, financial performance and cash position to be negatively impacted.

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USE OF PROCEEDS

We expect to receive net proceeds of approximately $                    million from this offering (or approximately $                    million if the underwriters exercise in full their option to purchase additional shares), based on the public offering price of $                    per share and after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds to expand our contract manufacturing business and for general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of common stock. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of the offering. Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities or money market funds.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We intend to employ all available funds for the development of our business and, accordingly, do not intend to pay any cash dividends in the foreseeable future. In addition, the Certificate of Designations governing our outstanding Series E Preferred Stock restricts us from declaring and paying any dividends on our common stock unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

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DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of October 31, 2017.

Our net tangible book value at October 31, 2017 was $42.9 million or approximately $0.95 per share. After giving effect to the sale of                    shares of common stock in this offering at an offering price of $                     per share, and after deducting estimated offering expenses and underwriting discounts and commission, our adjusted net tangible book value as of October 31, 2017 would have been approximately $                     million, or approximately $                     per share. This represents an immediate increase in the net tangible book value of $                     per share of our common stock to our existing shareholders and an immediate dilution in net tangible book value of approximately $                     per share to investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this per share dilution to investors purchasing shares of common stock in this offering:

Public offering price per share			$
Net tangible book value per share as of October 31, 2017		$0.95
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as of October 31, 2017, after giving effect to this offering			$
Dilution in net tangible book value per share to investors in this offering			$

If the underwriters exercise in full their option to purchase                     additional shares of our common stock at a public offering price of $                     per share, after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of October 31, 2017 would have been approximately $                     million or approximately $                     per share of common stock. This represents an immediate increase in net tangible book value per share of approximately $                     per share to existing stockholders, and an immediate dilution of approximately $                     per share to investors participating in this offering.

The above discussion and table is based on 45,172,632 shares of our common stock issued and outstanding as of October 31, 2017, and excludes as of that date:

•	warrants to purchase 39,040 shares of common stock at an exercise price of $17.29 per share;

•	5,586,096 shares of common stock reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans;

•	1,303,770 shares of common stock reserved for and available for issuance under our ESPP;

•	6,826,435 shares of common stock issuable upon conversion of our outstanding Series E Preferred Stock(1).

__________________

(1)	The Series E Preferred Stock is convertible into a number of shares of our common stock determined by dividing the liquidation preference of $25.00 per share by the conversion price, currently $21.00 per share. If all of our outstanding Series E Preferred Stock were converted at the $21.00 per share conversion price, the holders of our Series E Preferred Stock would receive an aggregate of 1,961,619 shares of our common stock. However, we have reserved the maximum number of shares of our common stock that could be issued upon a change of control event assuming our shares of common stock are acquired for consideration of $5.985 per share or less. In this scenario, each outstanding share of our Series E Preferred Stock could be converted into 4.18 shares of our common stock, representing the Share Cap.

The above discussion and table also assumes no exercise by the underwriters of their option to purchase additional shares.

To the extent that outstanding options or warrants are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

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UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and accompanying prospectus through a number of underwriters. Wells Fargo Securities, LLC is acting as book-running manager of the offering. We have entered into an underwriting agreement with the underwriters with respect to the shares of common stock offered hereby, for which Wells Fargo Securities, LLC is acting as the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Wells Fargo Securities, LLC
Total

All of the shares to be purchased by the underwriters will be purchased from us. The underwriting agreement provides that the obligations of the underwriters to purchase the shares of common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are committed to purchase all of the shares of common stock offered by us if they purchase any shares (other than those covered by the option to purchase additional shares described below). The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

We have granted a 30-day option to the underwriters to purchase up to a total of            additional shares of our common stock from us at the public offering price per share less the underwriting discounts and commissions per share, as set forth on the cover page of this prospectus supplement. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to their respective commitments set forth in the prior table.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $                    per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		No Exercise		Full Exercise
Per share	$		$
Total	$		$

We estimate that the total expenses of this offering payable by us will be approximately $                  . We have also agreed to reimburse the underwriters for certain of their expenses, in an amount of up to $100,000, as set forth in the underwriting agreement.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and each of our directors and executive officers have agreed, subject to specified exceptions, that, without the prior written consent of Wells Fargo Securities, LLC, we and they will not, during the period beginning on and including the date of this prospectus supplement through and including the date that is the 90th day after the date of the underwriting agreement, directly or indirectly:

i.	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the common stock or preferred stock or other capital stock, or any securities convertible into or exercisable or exchangeable for common stock or other capital stock, whether currently owned or hereafter acquired;

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ii.	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock or other capital stock (other than any registration statement filed pursuant to Rule 462(b) under the Securities Act to register securities to be sold to the underwriters pursuant to the underwriting agreement); or

iii.	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any common stock or other capital stock or any securities convertible into or exercisable or exchangeable for common stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of common stock, other capital stock, other securities convertible into or exercisable or exchangeable for common stock or other capital stock, in cash or otherwise, or publicly announce any intention to do any of the foregoing. Shares of common stock purchased by any of our directors or executive officers in this offering would also be subject to the foregoing restrictions on transfer, as well as restrictions on disposition imposed by applicable law.

Notwithstanding the above, each of our directors and executive officers may transfer shares of common stock, capital stock or other securities convertible into or exercisable or exchangeable for common stock or other capital stock: (i) as a bona fide gift or gifts; (ii) by will or intestate succession; or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, in each case, that (x) the transfer does not involve a disposition for value, (y) the transferee agrees in writing with the underwriters to be bound by the terms of a lock-up agreement and (z) no filing by any party under Section 16(a) of the Exchange Act is required or made voluntarily in connection with such transfer. Additionally, the foregoing lock-up restrictions do not apply to: (i) the exercise of any equity awards pursuant to any of our equity incentive plans in effect on the date of this prospectus supplement; provided, that such restrictions will apply to such party’s common stock, capital stock or other securities convertible into or exercisable or exchangeable for common stock or other capital stock issued upon such exercise, and (ii) any transfers of common stock, capital stock or other securities convertible into or exercisable or exchangeable for common stock or other capital stock pursuant to a sale or an offer to purchase all of our outstanding common stock or capital stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute payments the underwriters may be required to make in respect of these liabilities.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “CDMO.”

Stabilization, Short Positions

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares in excess of the number of shares to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while this offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives repurchase shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

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Any of these activities may have the effect of preventing or retarding a decline in the market price of our shares of common stock. They may also cause the price of our shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Sales Outside the United States

No action has been taken in any jurisdiction (except the United States) that would permit a public offering of the common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offering of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell shares of our common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares of our common stock in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Conduct Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of shares of common stock described in this prospectus supplement and accompanying prospectus may not be made to the public in that Relevant Member State except that an offer to the public in that Relevant Member State of any such shares of common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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Each purchaser of shares of common stock described in this prospectus supplement and accompanying prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of common stock, as the expression may be varied in the Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive that are also (i) “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as relevant persons). This prospectus supplement and accompanying prospectus are directed only at relevant persons and must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons, and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Switzerland

This document as well as any other material relating to the shares of our common stock that are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. Our common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our common stock, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

Our common stock is being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase shares of our common stock with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

This document as well as any other material relating to our common stock is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

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France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the securities offered hereby is directed only at investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, 1968, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the TASE, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The shares offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

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Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Investors

Each purchaser of shares of our common stock that is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, or (3) an entity deemed to hold “plan assets” of any such employee benefit plan, plan or account, by acceptance of a share of our common stock, will be deemed to have represented and warranted that a fiduciary acting on its behalf is causing it to purchase shares of our common stock and that such fiduciary:

a)	is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control as specified in 29 CFR Section 2510.3-21(c)(1)(i) (excluding an IRA owner or a relative of an IRA owner if the purchaser is an IRA);

b)	is independent (for purposes of 29 CFR Section 2510.3-21(c)(1)) of the Company, each underwriter and their respective affiliates, or the Transaction Parties);

c)	is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the purchaser’s transactions with the Transaction Parties hereunder;

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d)	has been advised that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the purchaser’s transactions with the Transaction Parties contemplated hereby;

e)	is a “fiduciary” under Section 3(21)(A) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the purchaser’s transactions with the Transaction Parties contemplated hereby; and

f)	understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in this prospectus supplement; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Transaction Parties, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the purchaser or such fiduciary for the provision of investment advice (rather than other services) in connection with the purchaser’s transactions with the Transaction Parties contemplated hereby.

Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by K&L Gates LLP, Irvine, California. Nixon Peabody LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2017, (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements), and the effectiveness of our internal control over financial reporting as of April 30, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website, or at the offices of the SEC, where they may be examined without charge at the Public Reference Room, at the address listed below, or obtained upon payment of the prescribed fees.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov and read and copy them at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (information on operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330).

We also make these documents available on our website at www.avidbio.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus supplement, and you should not consider it part of this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on July 14, 2017 and Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended April 30, 2017, filed with the SEC on August 28, 2017;

•	our Definitive Proxy Statement with respect to the 2017 Annual Meeting of Stockholders held on January 18, 2018, as filed with the SEC on December 7, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2017 and October 31, 2017, as filed with the SEC on September 11, 2017 and December 11, 2017, respectively;

•	our Current Reports on Form 8-K filed with the SEC on June 6, 2017, June 7, 2017, July 7, 2017, July 25, 2017, August 11, 2017, September 5, 2017, September 11, 2017 (Items 8.01 and 9.01), September 14, 2017, October 19, 2017, October 23, 2017, October 24, 2017, November 13, 2017, November 20, 2017, November 28, 2017, December 7, 2017, December 14, 2017, December 26, 2017, January 8, 2018, January 18, 2018 and February 13, 2018;

•	the description of our common stock contained in our Registration Statement on Form 8-B (Registration of Successor Issuers) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	the description of our preferred stock purchase rights contained in our Form 8-A filed under the Exchange Act on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions; and

•	all other reports filed by us under Section 13(a) or 15(d) of the Exchange Act since the end of our fiscal year ended April 30, 2017.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus supplement, excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus supplement is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus supplement by reference, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents and information should be directed to:

Avid Bioservices, Inc.

Attn: Corporate Secretary

2642 Michelle Drive, Suite 200

Tustin, California 92780

(714) 508-6100

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PROSPECTUS

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell up to an aggregate of $125,000,000 of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms that we will determine at the time of the offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Our common stock is listed on The NASDAQ Capital Market, or NASDAQ, and trades under the symbol “CDMO”, and our 10.50% Series E Convertible Preferred Stock, or Series E Preferred Stock, is listed on the NASDAQ and trades under the symbol “CDMOP.” On January 8, 2018, the last reported sale price for each of our common stock and Series E Preferred Stock on the NASDAQ was $4.11 per share and $25.01 per share, respectively.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and any related free writing prospectus and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our securities.

We will provide the specific terms of any securities we may offer in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable fees, commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2018

You should rely only on the information contained in or incorporated by reference into this prospectus and in any accompanying prospectus supplement. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may from time to time sell any one or more, or a combination, of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell our securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references in this prospectus to “Avid Bioservices, Inc.” “Avid,” the “Company,” “Registrant,” “we,” “us,” “our” and similar designations refer, collectively, to Avid Bioservices, Inc., a Delaware corporation, and its subsidiaries.

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ABOUT AVID BIOSERVICES, INC.

Business Overview

We are a dedicated contract development and manufacturing organization, or CDMO, that provides a comprehensive range of services from process development to cGMP commercial manufacturing focused on biopharmaceutical products derived from mammalian cell culture. With 25 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, our services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. We also provide a variety of process development services, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization.

We have experience in performing process development and manufacturing of biologics since 1993 in our Franklin biomanufacturing facility, or Franklin Facility, located at our headquarters in Tustin, California. In March 2016, we expanded our manufacturing capacity through the launch of our Myford biomanufacturing facility, or Myford Facility, which more than doubled our manufacturing capacity. The 42,000 square foot facility, which is our second biomanufacturing facility, includes multiple single-use bioreactors up to the 2,000-liter manufacturing scale. The Myford Facility was designed to accommodate a fully disposable biomanufacturing process for products in clinical development to commercial. The Myford Facility is located adjacent to our Franklin Facility.

In February 2017, we leased an additional 42,000 square feet of vacant warehouse space within the same building as our existing Myford Facility. The proximity of this space will allow us to utilize existing manufacturing infrastructure that we believe should enhance our manufacturing efficiencies and reduce the overall cost and timeframe to construct a third biomanufacturing facility. We do not expect to commence construction of the new facility until such time as we project that manufacturing demand from existing or potential new customers exceeds the majority of our current manufacturing capacity utilized at our Franklin Facility and Myford Facility, subject to our ability to raise sufficient additional capital to support this expansion effort. Presently, we do not expect to commence construction of this third facility for the next twelve months.

To date, we have been audited and qualified by large and small, domestic and foreign, biotechnology companies interested in the production of biologic material for clinical and commercial use. Additionally, we have been audited by several regulatory agencies, including the U.S. FDA, the European Medicines Agency, the Brazilian Health Surveillance Agency (ANVISA), the Canadian Health Authority and the California Department of Health.

Our key objectives for fiscal year 2018 include (i) the expansion of our manufacturing capacity through the installation and validation of two 2,000 liter single use bioreactors in our Myford Facility, which was completed in August 2017, and (ii) continuing to diversify our customer base by securing additional customers to support our future revenue growth and to minimize our historical reliance on a small customer base. However, as previously disclosed during the first quarter of fiscal year 2018 we experienced unanticipated decreases in manufacturing demand from our largest customer and a regulatory filing delay from our second largest customer, both of which will impact our ability to increase revenue from our CDMO business during the remainder of fiscal year 2018 and potentially beyond.

Legacy Research and Development Business

Earlier in fiscal year 2018, we announced our intent to transition to a dedicated CDMO and, in connection with such transition, pursue strategic options to license or divest our research and development assets, including our development-stage immunotherapy product, bavituximab. We continue to be in discussions with third parties regarding the potential licensing or sale of our research and development assets.

Company Information

We were originally incorporated in the State of California in June 1981 and reincorporated in the State of Delaware on September 25, 1996. Effective January 5, 2018, we changed our name from Peregrine Pharmaceuticals, Inc. to Avid Bioservices, Inc. Our principal executive offices are located at 2462 Michelle Drive, Suite 200, Tustin, California 92780 and our telephone number is 714-508-6100. Our internet website address is www.avidbio.com. This reference to our website is an inactive textual reference only and is not a hyperlink.  The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

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RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should consider carefully the risks, uncertainties and assumptions described in this prospectus, any accompanying prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus or any accompanying prospectus supplement, and in any documents incorporated by reference into this prospectus or any accompanying prospectus supplement, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, including capital expenditures, working capital, potential redemption of outstanding preferred stock, financing of possible acquisitions and other business opportunities. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds, if any. Pending the use of the net proceeds, we intend to invest the net proceeds in investment grade, interest bearing securities.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For each of the periods presented in the table below, our earnings were insufficient to cover combined fixed charges and preferred stock dividends. Accordingly, the table sets forth the deficiency of earnings to cover combined fixed charges and preferred stock dividends for each of the periods presented. Ratio information has not been presented as it is not applicable.

For purposes of computing the deficiencies of earnings available to cover combined fixed charges and preferred stock dividends, “earnings” consist of loss from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest expense, loss on early extinguishment of debt, and the portion of operating lease rental expense that is estimated by us to be representative of interest. See Exhibit 12.1 hereto for additional detail regarding the computation of the deficiency of earnings available to cover combined fixed charges and preferred stock dividends.

	Fiscal Year Ended April 30,					Six Months Ended
	2013	2014	2015	2016	2017	October 31, 2017
	(in thousands)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(29,780)	$(35,763)	$(54,054)	$(60,136)	$(32,799)	$(16,352)

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, or rights to purchase shares of our common stock, preferred stock, or warrants, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. We may offer up to $125,000,000 of securities under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our certificate of incorporation, as amended, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, which are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to our certificate of incorporation and our bylaws.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, of which 45,253,038 shares were issued and outstanding as of January 8, 2018. The holders of our common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders have the right to cumulate votes in the election of directors.

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Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on the NASDAQ and trades under the symbol “CDMO.” The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

We are authorized to designate and issue up to 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more classes or series and, subject to the limitations prescribed by our certificate of incorporation and the DGCL, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of January 8, 2018, we have authorized and designated 2,000,000 shares of Series E Preferred Stock, of which 1,647,760 shares are issued and outstanding.

Our Series E Preferred Stock is listed on the NASDAQ and trades under the symbol “CDMOP.” The transfer agent, registrar and dividend disbursing agent for our Series E Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

The rights and preferences of the Series E Preferred Stock include:

•	The holders are entitled to receive a 10.50% per annum cumulative quarterly dividend, payable in cash, on or about the 1st day of each of January, April, July, and October;
•	The dividend may increase to a penalty rate of 12.50% if: (a) we fail to pay dividends for any four consecutive or nonconsecutive quarterly dividend periods, or (b) we fail for 180 or more consecutive days to maintain a listing of the Series E Preferred Stock on a national securities exchange;
•	Following a change of control (as defined in the Certificate of Designations of Rights and Preferences of the Series E Preferred Stock, or Certificate of Designations) of us, we (or the acquiring entity) may, at our option, redeem the Series E Preferred Stock, in whole but not in part, within 120 days after the date on which the change of control has occurred for cash, at the redemption price;
•	We may redeem the Series E Preferred Stock for cash at our option, from time to time, in whole or in part, at the redemption price;
•	The redemption price is $25.00 per share, plus any accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the redemption date;
•	The liquidation preference is $25.00 per share, plus any accrued and unpaid dividends (whether or not earned or declared);
•	The Series E Preferred Stock has no stated maturity date or mandatory redemption and is senior to all of our other securities;
•	There is a general conversion right with respect to the Series E Preferred Stock with a current conversion price of $21.00, a special conversion right upon a change of control, and a market trigger conversion at our option in the event of a Mandatory Conversion (as defined in the Certificate of Designations); and
•	The holders of the Series E Preferred Stock have no voting rights, except as defined in the Certificate of Designations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations filed as Exhibit 3.11 to our Form 8-A filed with the SEC on February 12, 2014.

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With respect to the remaining 3,000,000 shares of undesignated preferred stock under the terms of our certificate of incorporation, our board of directors may, without action by stockholders, designated and authorize the issuance of additional series of authorized preferred stock ranking junior to or on parity with our Series E Preferred Stock and, in connection with the creation of such series, fix by the resolution or resolutions providing for the issuance of shares the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting such series.  The particular terms of any preferred stock offered by this prospectus and any prospectus supplement will be described in the applicable prospectus supplement, and include, to the extent possible:

•	The maximum number of shares in the series and the designation of the series;
•	The terms of which dividends, if any, will be paid;
•	The terms of which the shares may be redeemed, if at all;
•	The liquidation preference, if any;
•	The terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	The terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of securities;
•	The voting rights, if any, of the shares of the series; and
•	Any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of the preferred stock above is not complete. You should refer to our certificate of incorporation with respect to our Series E Preferred Stock and any other series of preferred stock we have or may issue for complete information concerning the terms of such series. A copy of the certificate of designations for each additional series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation, Bylaws and Rights Plan

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger or combination, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is an entity or person who, together with affiliates and associates, beneficially owns (or within three years prior to the determination of interested stockholder status did beneficially own) 15% or more of a corporation’s outstanding voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Board of Directors Vacancies

Our bylaws provide that any vacancy or vacancies in our board of directors resulting from the death, resignation or removal of any director, or an increase in the authorized number of directors, may be filled by a majority of the remaining directors, though less than a quorum.

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Undesignated Preferred Stock

The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Special Meeting Requirements

Our bylaws provide that special meetings of our stockholders may only be called at the request of a majority of our board of directors.

Stockholder Action by Written Consent

Our certificate of incorporation and bylaws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rights Plan

We have a rights plan that is designed to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our board of directors. Under the plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquirer of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquirer, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquirer.

The above provisions of the DCGL, our certificate of incorporation, our bylaws and our rights plan could make it more difficult to acquire control of us by means of a tender offer, merger, proxy contest or otherwise. Accordingly, these provisions could have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in an applicable prospectus supplements. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

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We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplements.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•	the title of the series of debt securities and the ranking;
•	the aggregate principal amount and any limit on that amount;
•	the price at which the debt securities will be issued;
•	the date on which the debt securities mature;
•	the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
•	the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
•	the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
•	any redemption or early repayment provisions;
•	any sinking fund or similar provisions;
•	the authorized denominations;
•	any applicable subordination provisions;
•	any guarantees of the securities by our subsidiaries or others;
•	the currency in which we will pay the principal, interest and any premium payments on the debt securities;
•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•	the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•	any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
•	the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
•	the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
•	the person to whom and manner in which any interest shall be payable;
•	whether the securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•	the securities exchange(s), if any, on which the securities will be listed;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the form (certificated or book-entry);
•	the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•	additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•	failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;
•	failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
•	failure to make sinking fund payments when due;
•	failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•	certain events of bankruptcy, insolvency or reorganization; and
•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•	if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•	cure any ambiguity, defect or inconsistency;
•	provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•	provide for uncertificated debt securities in addition to certificated debt securities;
•	make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•	add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•	establish any additional series of debt securities; or
•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

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However, holders of each series of debt securities affected by a modification must consent to modifications that have the following effect:

•	reduce the principal amount of the debt securities;
•	reduce the rate or change the time for payment of interest;
•	change the fixed maturity date;
•	change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•	make any debt security payable in currency other than that stated in the debt security;
•	waive any existing default or event of default and the resulting consequences;
•	modify the right of any holder to receive payment of principal or interest on any debt security;
•	impair the right of any holder to institute suit for the enforcement of any payment due; or
•	make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted under “Consolidation, Merger or Sale” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•	we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
•	all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation; or
•	all outstanding debt securities of any series have become due and payable; and
•	we have paid all other sums payable under the indenture.

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In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•	we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•	certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•	we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•	the deposit will not result in a breach of, or constitute a default under, the indenture;
•	no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•	we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•	certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•	rights of registration of transfer and exchange of debt securities of the series;
•	rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
•	rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•	rights, obligations, duties and immunities of the trustee;
•	rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•	our obligations to maintain an office or agency in respect of the debt securities of the series.

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Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to all debt securities.

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The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in an applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless an applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•	the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•	we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
•	other circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in an applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

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We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in an applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in an applicable prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Current Report on Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. We may issue warrants independently or together with any of our securities. Warrants also may be attached to other securities that we may issue. We may issue warrants in different series under separate warrant agreements or under a single warrant agreement between us and a specified warrant agent described in an applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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As of the date of this prospectus, we have issued and outstanding warrants to purchase 39,040 shares of common stock at a weighted average exercise price of $17.29 per share that are not registered under the registration statement of which this prospectus is a part.

An applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currencies in which the price or prices of the warrants may be payable;
•	the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;
•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;
•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;
•	the date that the warrants may first be exercised;
•	the date that the warrants expire;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	information with respect to book-entry procedures, if any;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of certain federal income tax considerations; and
•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities, preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants. We may, but we will not be required to, permit the exercise of warrants through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the warrant is being exercised, and (2) a properly completed and executed warrant certificate. The notice of guaranteed delivery must be received by the warrant agent before the expiration of the warrants, and the warrant agent will not honor a notice of guaranteed delivery unless a properly completed and executed warrant certificate and full payment for the securities being purchased are received by the warrant agent by the close of business on the third business day after the expiration time of the warrants.

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Governing Law

Unless we provide otherwise in an applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of the rights;
•	the securities for which the rights are exercisable;
•	the exercise price for the rights;
•	the date of determining the security holders entitled to the rights distribution;
•	the number of the rights issued to each security holder;
•	the extent to which the rights are transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
•	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
•	the conditions to completion of the rights offering;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

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Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but we will not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the rights are being exercised, and (2) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in an applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in an applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

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Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

We may also issue our securities to one or more of our subsidiaries, including subsidiaries that we presently control and subsidiaries that we may organize or acquire in the future, and those subsidiaries may resell our securities to raise capital or to acquire other companies or equity interests in other companies, or to acquire assets of other companies. Our subsidiaries that acquire our securities may also transfer some or all of those securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.

Our officers and directors, members of their immediate families, and their respective affiliates may purchase securities that we offer, subject to approval of our audit committee of the board of directors, policies established by our board of directors with regard to trading in our securities by officers and directors, and applicable rules of NASDAQ.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

An applicable prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

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Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us, unless the underwriters are acting only as our agents for the purpose of selling our securities as described below under “Sales Through Agents.” The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales made by the underwriters in connection with the distribution of our securities by the underwriters. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in an applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in an applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Only underwriters named in an applicable prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed eight percent of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in an applicable prospectus supplement relating to those securities.

Sales Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. An applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of the sales will be described in an applicable prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. An applicable prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in an applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

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Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ. Any shares of common stock sold pursuant to an applicable prospectus supplement will be eligible for listing and trading on the NASDAQ, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in the securities, but may discontinue market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Any such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sales for hedging purposes and any other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.

The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities arising from the distribution of our securities by the underwriters.

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Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.

The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to those liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in an applicable prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2017, (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements), and the effectiveness of our internal control over financial reporting as of April 30, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website, or at the offices of the SEC, where they may be examined without charge at the Public Reference Room, at the address listed below, or obtained upon payment of the prescribed fees.

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We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov and read and copy them at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (information on operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330).

We also make these documents available on our website at www.avidbio.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, filed with the SEC on July 14, 2017 and Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended April 30, 2017, filed with the SEC on August 28, 2017;
•	our Definitive Proxy Statement with respect to the 2017 Annual Meeting of Stockholders to be held on January 18, 2018, as filed with the SEC on December 7, 2017;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2017 and October 31, 2017, as filed with the SEC on September 11, 2017 and December 11, 2017, respectively;
•	our Current Reports on Form 8-K filed with the SEC on June 6, 2017, June 7, 2017, July 7, 2017, July 14, 2017, July 25, 2017, August 11, 2017, September 5, 2017, September 11, 2017, September 14, 2017, October 19, 2017, October 23, 2017, October 24, 2017, November 13, 2017, November 20, 2017, November 28, 2017, December 7, 2017, December 11, 2017, December 14, 2017, December 26, 2017 and January 8, 2018;
•	the description of our common stock contained in our Registration Statement on Form 8-B (Registration of Successor Issuers) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description;
•	the description of our preferred stock purchase rights contained in our Form 8-A filed under the Exchange Act on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions;
•	the description of our Series E Preferred Stock contained in our Form 8-A filed under the Exchange Act on February 12, 2014, including any amendment or report filed for the purpose of updating such description; and
•	all other reports filed by us under Section 13(a) of 15(d) of the Exchange Act since the end of our fiscal year ended April 30, 2017.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

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We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents and information should be directed to:

Avid Bioservices, Inc.

Attn: Corporate Secretary

2462 Michelle Drive, Suite 200

Tustin, California 92780

(714) 508-6100

See also “Where You Can Find More Information.”

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           Shares

Common Stock

PROSPECTUS SUPPLEMENT

                    , 2018

Wells Fargo Securities